Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form SB-2 of our report dated August 12, 2005 (except as to Note 14, as to which the date is August 22, 2005), relating to the consolidated financial statements of Viseon, Inc. and subsidiaries as of and for the years ended June 30, 2005 and 2004, and to reference to our firm under the caption “Experts” in the Prospectus.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
March 16, 2006